Exhibit 31.1
CERTIFICATION

I, Lawrence D. Bain, Chief Executive Officer and Chairman of IMH Financial Corporations, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A for the year ended December 31, 2014 of IMH Financial Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	June 10, 2015	/s/ Lawrence D. Bain
Lawrence D. Bain
Chief Executive Officer and Chairman, IMH Financial Corporation